Exhibit 99.1

PRESS RELEASE

BROOKFIELD TO ACQUIRE 62% OF OAKTREE CAPITAL MANAGEMENT

Together, Brookfield and Oaktree will provide global investors with one of the most comprehensive offerings of alternative investment products available in the marketplace today

Howard Marks, Bruce Karsh, and other members of Oaktree Capital Group Holdings, L.P. will own 38%

and retain operating control of Oaktree

Oaktree Class A unitholders can elect to receive for each Oaktree Class A unit either $49.00 in cash or

1.0770 Brookfield Class A shares to enable them to stay invested in the overall business

New York, March 13, 2019 – Brookfield Asset Management Inc. (“Brookfield”) (NYSE: BAM, TSX: BAM.A, Euronext: BAMA) and Oaktree Capital Group, LLC (NYSE: OAK) (“Oaktree”) today announced an agreement whereby Brookfield will acquire approximately 62% of the Oaktree business. As part of the transaction, Brookfield will acquire all outstanding Oaktree Class A units for, at the election of Oaktree Class A unitholders, either $49.00 in cash or 1.0770 Class A shares of Brookfield per unit (subject to pro-ration). This represents a premium of 12.4% per Oaktree Class A unit, based on the closing price of Oaktree Class A units and Brookfield Class A Shares on March 12, 2019 and a 15.9% premium based on the 30-day Volume-Weighted Average Price of Oaktree Class A units. The Oaktree Board of Directors, acting on the recommendation of a special committee, composed of non-executive, independent directors, has unanimously recommended that Oaktree unitholders approve the transaction.

Both Brookfield and Oaktree will continue to operate their respective businesses independently, partnering to leverage their strengths – with each remaining under its current brand and led by its existing management and investment teams. Howard Marks will continue as Co-Chairman of Oaktree, Bruce Karsh as Co-Chairman and Chief Investment Officer, and Jay Wintrob as Chief Executive Officer. Howard Marks and Bruce Karsh will continue to have operating control of Oaktree as an independent entity for the foreseeable future. In addition, Howard Marks will join Brookfield’s board of directors.

The two companies together will have approximately $475 billion of assets under management and $2.5 billion of annual fee-related revenues, making this one of the leading alternative asset managers, with one of the most comprehensive suites of alternative investment products for investors worldwide. The transaction is expected to be accretive to Brookfield on a per share basis before any benefits from the combination.

Bruce Flatt, CEO of Brookfield, stated, “As we continue to strategically grow Brookfield, we are thrilled to be partnering with Oaktree and with its exceptional management team whose credit business is second to none. This transaction enables us to broaden our product offering to include one of the finest credit platforms in the world, which has a value-driven, contrarian investment style, consistent with ours.”

Howard Marks, Co-Chairman of Oaktree, stated, “The opportunity to join forces with Brookfield is ideal. Our firms share a culture that emphasizes both investing excellence and integrity, and our businesses mesh without overlapping or conflicting. The rest of Oaktree management and I are excited about the combination of support and independence we expect. We look forward to having Brookfield’s contribution to our ability to serve our clients, and to doing the same for them.”

Transaction Details

Under the terms of the agreement, Oaktree Class A units will be acquired for a per unit consideration of, at the election of Oaktree Class A unitholders, either $49.00 in cash or 1.0770 Brookfield Class A shares. Elections will be made on a per unit basis and will be subject to pro-ration such that the total consideration paid by Brookfield consists of 50% in cash and 50% in Brookfield shares. In addition, the founders, senior management, and current employee-unitholders of Oaktree Capital Group Holdings, L.P. (“OCGH”), the holder of all outstanding Class B units of Oaktree as well as a direct interest in certain of Oaktree’s operating entities, will sell to Brookfield 20% of their units for the same consideration as the Oaktree Class A unitholders.

Pursuant to the agreement, Oaktree may declare and pay a distribution in respect of the quarter ending March 31, 2019 in an amount up to $1.05 per Oaktree Class A unit. No further distributions on the Oaktree Class A units may be paid unless the transaction has not closed by September 30, 2019, in which case distributions in respect of Q3 2019 and any other quarter thereafter until closing may be paid in the ordinary course on Oaktree Class A units, subject to certain limitations set forth in the agreement.

The cash portion of the aggregate consideration will be funded by Brookfield from available liquidity. Upon consummation of the transaction, Brookfield will own approximately 62% of the Oaktree business, and the OCGH unitholders, consisting primarily of Oaktree’s founders and certain other members of management and employees, will own the remaining approximately 38%.

Commencing in 2022, former employee-unitholders will be able to sell their remaining Oaktree units to Brookfield over time pursuant to an agreed upon liquidity schedule and approach to valuing such units at the time of liquidation, and Oaktree’s founders, senior management and current employee-unitholders will have the option to do so as well. Pursuant to this liquidity schedule, the earliest year in which Brookfield could own 100% of the Oaktree business is 2029.

The agreement includes customary provisions relating to non-solicitation, the ability of Oaktree’s board of directors to respond to any unsolicited superior alternative proposals, and Brookfield’s right to match such proposals. The agreement also provides for the payment by Oaktree of a $225 million termination fee if the agreement is terminated under certain specified circumstances.

The transaction is subject to the approval of Oaktree unitholders representing at least a majority of the voting interests of Oaktree and other customary closing conditions, including certain regulatory approvals. OCGH, controlled by Howard Marks and Bruce Karsh, and which represents approximately 92% of the voting interests of Oaktree, has agreed to vote all of its units in favor of the transaction. The transaction is expected to close in the third quarter of 2019.

All dollar references are in U.S. dollars, unless noted otherwise.

Advisors

Perella Weinberg Partners L.P. acted as sole financial advisor and Simpson Thacher & Bartlett LLP and Munger, Tolles & Olsen LLP acted as legal advisors to Oaktree. Weil, Gotshal & Manges LLP and Torys LLP acted as legal advisors to Brookfield. Sandler O’Neill & Partners, L.P. acted as financial advisor and Mayer Brown LLP served as legal advisor to the Special Committee of Oaktree’s Board of Directors.

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Brookfield Asset Management Inc. is a leading global alternative asset manager with over $350 billion in assets under management. The company has more than a 120-year history of owning and operating assets with a focus on real estate, renewable power, infrastructure and private equity. Brookfield offers a range of public and private investment products and services, and is co-listed on the New York, Toronto and Euronext stock exchanges under the symbol BAM, BAM.A and BAMA, respectively. For more information, please visit our website at brookfield.com.

Oaktree Capital Group, LLC is a leader among global investment managers specializing in alternative investments, with $120 billion in assets under management as of December 31, 2018. The firm emphasizes an opportunistic, value- oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 950 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at oaktreecapital.com.

For more information, please contact:

Brookfield Asset Management Inc.	Oaktree Capital Group, LLC

Suzanne Fleming Communications Tel: (212) 417-2421 Email: suzanne.fleming@brookfield.com	Andrea D. Williams Communications and Investor Relations Tel: (213) 830-6483 Email: investorrelations@oaktreecapital.com mediainquiries@oaktreecapital.com

Linda Northwood Investor Relations Tel: 416-359-8647 Email: linda.northwood@brookfield.com

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction between Oaktree Capital Group, LLC (“Oaktree”) and Brookfield Asset Management Inc. (“Brookfield”). In connection with the proposed merger, Brookfield will file with the SEC a registration statement on Form F-4 that will include the consent solicitation statement of Oaktree and a prospectus of Brookfield, as well as other relevant documents regarding the proposed transaction. A definitive consent solicitation statement/prospectus will also be sent to Oaktree unitholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the consent solicitation statement/prospectus, as well as other filings containing information about Oaktree and Brookfield, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Oaktree by accessing Oaktree’s website at ir.oaktreecapital.com or from Brookfield by accessing Brookfield’s website at bam.Brookfield.com/reports-and-filings. Copies of the consent solicitation statement/prospectus will be available, free of charge, by directing a request to Oaktree Investor Relations at Unitholders – Investor Relations, Oaktree Capital Management, L.P., 333 South Grand Ave., 28th Floor, Los Angeles, CA 90071, by calling (213) 830-6483 or by sending an e-mail to investorrelations@oaktreecapital.com or to Brookfield Investor Relations by calling (416) 359-8647 or by sending an e-mail to enquiries@brookfield.com.

Oaktree and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Oaktree unitholders in respect of the transaction described in the consent solicitation statement/prospectus. Information regarding Oaktree’s directors and executive officers is contained in Oaktree’s Annual Report on Form 10-K for the year ended December 31, 2018, which is filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the consent solicitation statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This communication contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of Canadian provincial securities laws, which reflect the current views of Brookfield and Oaktree with respect to, among other things, their future results of operations and financial performance. In some cases, you can identify forward-looking statements and information by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements and information are based on Brookfield and Oaktree’s beliefs, assumptions and expectations of their respective future performance, taking into account all information currently available to them. Such forward-looking statements and information are subject to risks and uncertainties and assumptions relating to their respective operations, financial results, financial condition, business prospects, growth strategy and liquidity.

In addition to factors previously disclosed in Brookfield’s and Oaktree’s reports filed with securities regulators in Canada and the United States and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and information or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Brookfield and Oaktree to terminate the definitive merger agreement between Brookfield and Oaktree; the outcome of any legal proceedings that may be instituted against Brookfield, Oaktree or their respective unitholders, shareholders or directors; the ability to obtain regulatory approvals and meet other closing conditions to the merger, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated or that are material and adverse to Brookfield’s or Oaktree’s business; a delay in closing the merger; the ability to obtain approval by Oaktree’s unitholders on the expected terms and schedule; business disruptions from the proposed merger that will harm Brookfield’s or Oaktree’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; certain restrictions during the pendency of the merger that may impact Brookfield’s or Oaktree’s ability to pursue certain business opportunities or strategic transactions; the ability of Brookfield or Oaktree to retain and hire key personnel; uncertainty as to the long-term value of the Class A shares of Brookfield following the merger; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which Brookfield and Oaktree operate; changes in Brookfield’s or Oaktree’s anticipated revenue and income, which are inherently volatile; changes in the value of Brookfield’s or Oaktree’s investments; the pace of Brookfield’s or Oaktree’s raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of Oaktree’s existing funds; the amount and timing of distributions on Oaktree’s preferred units and Class A units; changes in Oaktree’s operating or other expenses; the degree to which Brookfield or Oaktree encounters competition; and general political, economic and market conditions.

Any forward-looking statements and information speak only as of the date of this communication or as of the date they were made, and except as required by law, neither Brookfield nor Oaktree undertakes any obligation to update forward-looking statements and information. For a more detailed discussion of these factors, also see the information under the caption “Business Environment and Risks” in Brookfield’s most recent report on Form 40-F for the year ended December 31, 2017, and under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Oaktree’s most recent report on Form 10-K for the year ended December 31, 2018, and in each case any material updates to these factors contained in any of Brookfield’s or Oaktree’s future filings.

As for the forward-looking statements and information that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements and information. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

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